UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 16, 1999


                              CITY HOLDING COMPANY
             (Exact name of registrant as specified in its charter)

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         West Virginia                           0-17733                            55-0619957
(State or other jurisdiction of           (Commission File No.)            (IRS Employer Identification
incorporation or organization)                                                      Number)
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                                25 Gatewater Road
                        Charleston, West Virginia, 25313
                    (Address of principal executive officers)


                                 (304) 769-1100
              (Registrant's telephone number, including area code)


                                 Not applicable
 (Former name, former address and former fiscal year, if changed since last report)




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         ITEM 5.  OTHER EVENTS

         Attached hereto as Exhibit 99 is a report to the shareholders of City Holding Company (the "Company") for the quarter ended September 30, 1999, together with a letter from the Company's President and Chief Executive Officer, Steven J. Day. This letter contains, among other things, certain forward-looking statements, including statements made about the plan adopted by the Board of Directors to improve the Company's earnings and the resulting impact to the market value of the Company's common stock, expected expense reductions, more predictable earnings streams from mortgage banking operations, a return to higher levels of loan quality, and a return to higher growth levels for the bank. Such forward-looking statements involve certain risks and uncertainties, including a variety of factors that may cause the Company's actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) the expense reductions anticipated as a result of implementing the plan adopted by the Board of Directors may not be fully realized; (2) staffing reductions and compensation adjustments may not be completed with the anticipated result; (3) overall loan quality may not improve as expected, (4) competitive pressures among depository and other financial institutions may increase significantly; (5) changes in the interest rate environment may reduce margins; (6) general economic or business conditions, either nationally or in the states or regions in which the Company does business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; (7) legislative or regulatory changes may adversely affect the businesses in which the Company is engaged; and (8) changes may occur in the securities markets.

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CITY HOLDING COMPANY


Date: December 16, 1999
                                           By: /s/ Michael D. Dean
                                           ----------------------------------
                                           Michael D. Dean
                                           Senior Vice President - Finance,
                                           Chief Accounting Officer and
                                           Duly Authorized Officer